As filed with the Securities and Exchange Commission on January 12, 2015
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Georgia	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheryl A. Wolf
Chief Accounting Officer
AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 522-4700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement is declared effective.
________________________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                 Accelerated filer ☐

Non-accelerated filer ☐             Smaller reporting company ☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Registrant: Common Stock of Registrant, no par value per share Preferred Stock of Registrant, no par value per share Debt Securities of Registrant Warrants of Registrant(4) Rights of Registrant(5) Units of Registrant(6)	(1)	(2)	$100,000,000(3)	$11,620.00
Secondary Offering by Selling Shareholders: Common Stock of Registrant, no par value per share	312,630(7)	$3.98(8)	$1,244,267.40(8)	$144.58
TOTAL			$101,244,267.40	$11,764.58

(1)
Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement covers such indeterminate number or principal amount of common stock, preferred stock, debt securities, warrants, rights and units not to exceed $100,000,000 maximum aggregate offering price, exclusive of accrued interest and dividends, if any. If any debt securities are issued at an original issue discount, then this registration statement covers such greater amount as shall result in an aggregate public offering price not in excess of $100,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also covers such additional number of securities issuable upon exercise, conversion or exchange of other securities, or that may otherwise become issuable, as a result of any stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(2)
As permitted pursuant to Note 2 to the “Calculation of Registration Fee” Table of Form S-3, this information is omitted because the filing fee is calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)
Warrants will represent rights to purchase shares of common stock, shares of preferred stock or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(5)
Rights will represent rights to purchase shares of common stock, shares of preferred stock or debt securities registered hereby. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(7)
Represents shares of common stock issuable upon exercise of warrants held by the selling shareholders identified in this registration statement, which shares may be resold by them under this registration statement. No separate consideration will be received by the Registrant for any such resale by the selling shareholders. This registration statement also covers such additional number of shares of common stock issuable upon exercise of the warrants held by the selling shareholders as a result of any stock splits, stock dividends or similar transactions relating the Registrant’s common stock.

(8)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices of the Registrant’s common stock on the NYSE MKT on January 7, 2015.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell, and the selling shareholders may not resell, these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2015
PROSPECTUS
$100,000,000
ADCARE HEALTH SYSTEMS, INC.
COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, RIGHTS AND UNITS

Selling Shareholders
312,630 Shares of
ADCARE HEALTH SYSTEMS, INC.
Common Stock

We may offer from time to time, in one or more series:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase our common stock, preferred stock or debt securities;

•	rights to purchase our common stock, preferred stock or debt securities; and

•	units consisting of two or more of these classes or series of securities.

The selling shareholders named herein may offer from time to time up to 312,630 shares of our common stock issuable upon exercise of warrants held by them. We are not offering or selling the shares of common stock issuable upon exercise of the warrants held by the selling shareholders and will not receive any proceeds from the resale of such shares by the selling shareholders.
We, or the selling shareholders, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.
The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under “Where You Can Find More Information,” before you make an investment decision.
Our common stock and our 10.875% Series A Cumulative Redeemable Preferred Shares are listed on the NYSE MKT under the symbols “ADK” and “ADK.PRA,” respectively. On January 8, 2015, the closing sale price as reported on the NYSE MKT for our common stock and our 10.875% Series A Cumulative Redeemable Preferred Shares was $4.00 per share and $27.85 per share, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 before you make an investment decision with respect to our securities.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is .

TABLE OF CONTENTS

Page
About this Prospectus..............................................................................................................................................	i
Special Note Regarding Forward-Looking Statements...........................................................................................	ii
Summary..................................................................................................................................................................	1
Risk Factors.............................................................................................................................................................	2
Use of Proceeds.......................................................................................................................................................	2
Description of Capital Stock...................................................................................................................................	2
Description of Debt Securities................................................................................................................................	10
Description of Warrants..........................................................................................................................................	12
Description of Rights..............................................................................................................................................	13
Description of Units................................................................................................................................................	14
Selling Shareholders................................................................................................................................................	14
Plan of Distribution.................................................................................................................................................	16
Legal Matters...........................................................................................................................................................	19
Experts.....................................................................................................................................................................	19
Incorporation of Certain Information by Reference ...............................................................................................	19
Where You Can Find More Information..................................................................................................................	20
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities registered under this registration statement from time to time and in one or more offerings, and our selling shareholders may offer and resell shares of our common stock, no par value per share (the “common stock”), in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference into this prospectus and in any prospectus supplement. Neither we nor the selling shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., a Georgia corporation, and its consolidated subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, projected growth opportunities, potential acquisitions, plans and objectives of management for future operations, and compliance with, and changes in, governmental regulations. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words; however, the absence of these words does not necessarily mean that a statement is not forward-looking.
These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements.
Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in this prospectus and in filings made by us with the SEC. These factors include, among others:

•
our ability to lease our healthcare properties on favorable terms and to otherwise transition successfully from an owner/operator of healthcare properties to a healthcare property holding and leasing company;

•	the significant amount of our indebtedness and our ability to refinance our indebtedness on favorable terms;

•	covenants in our debt agreements that may restrict our ability to incur indebtedness, refinance our indebtedness on favorable terms, make acquisitions and pay dividends on our capital stock;

•	the impact of healthcare reform legislation on our business and that of our operators;

•
uncertainties relating to the operations of our operators, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels;

•	our ability to successfully engage in strategic acquisitions;

•	competition in the acquisition and ownership of healthcare properties;

•	environmental liabilities associated with our properties;

•	our ability to re-lease or sell any of our properties; and

•	the availability and cost of capital.
There may be additional risks of which we are presently unaware or that we currently deem immaterial. Forward-looking statements are not guarantees of future performance. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

ii

SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should read carefully this prospectus and any accompanying prospectus supplement, together with the additional information described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before making an investment decision with respect to our securities.
Our Company
We own and operate skilled nursing and assisted living facilities in the states of Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio, Oklahoma and South Carolina. As of December 31, 2014, we operate 32 facilities comprised of 29 skilled nursing facilities, two assisted living facilities and one independent living/senior housing facility totaling approximately 3,605 beds. Our facilities provide a range of health care services to their patients and residents, including skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term residents and short-stay patients. As of December 31, 2014, of the total 32 facilities, we owned and operated 22 facilities, leased and operated six facilities and managed four facilities for third parties.
In the third quarter of 2014, AdCare’s Board of Directors (the “Board of Directors”) approved, and management began to implement, a strategic plan to transition AdCare to a healthcare property holding and leasing company. Through a series of leasing transactions, the operations of our owned and operated healthcare facilities, which are principally skilled nursing facilities, will be transitioned to third parties, and the healthcare properties we lease and operate will be sub-leased, effectively exiting our operation of these facilities, and we will transition our business to that of owning, acquiring and leasing of healthcare properties.
As part of this ongoing strategic plan: (i) effective December 1, 2014, we leased two of our skilled nursing and rehabilitation facilities located in Alabama to a local, third-party operator; and (ii) in October 2014, we executed agreements with local, third-party operators to lease seven of our skilled nursing facilities located in Georgia and Ohio, of which leases for two of our skilled nursing facilities became effective on November 1, 2014 and leases for the remaining five skilled nursing facilities will become effective upon receipt of applicable state regulatory approval and, in the case of four of such leases, upon approval from the U.S. Department of Housing and Urban Development.
On October 14, 2014, we held a special meeting of shareholders in Atlanta, Georgia, at which the shareholders approved those leasing transactions which may constitute the lease of all or substantially all of our property under Georgia law.
Corporate Information
Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia 30076, and our telephone number is (678) 869-5116. We maintain a website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

RISK FACTORS
An investment in our securities involves significant risks. Before making an investment decision with respect to our securities, you should consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as other information we include or incorporate by reference into this prospectus and in the applicable prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the offering of any of our securities under this prospectus for working capital and other general corporate purposes, which may include the repayment or refinancing of our outstanding indebtedness. We will have significant discretion over the use of the net proceeds to us from any sale of our securities under this prospectus. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
All proceeds from the resale of the shares of the common stock offered by this prospectus by the selling shareholders will belong to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the resale of the shares of our common stock by the selling shareholders. We will receive proceeds from the exercise of the warrants held by the selling shareholders. We intend to use any proceeds from any such exercise for working capital and other general corporate purposes. There is no assurance that the warrants held by the selling shareholders will ever be exercised.
DESCRIPTION OF CAPITAL STOCK
The following description of the common stock and our preferred stock, no par value per share (the “preferred stock”), together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of the common stock and preferred stock, see our Articles of Incorporation (the “Articles of Incorporation”) and our Bylaws, as amended (the “Bylaws”), that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the Georgia Business Corporation Code (the “GBCC”). The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to the Articles of Incorporation and the Bylaws.
The authorized capital stock of AdCare is 60,000,000 shares consisting of 55,000,000 shares of common stock and 5,000,000 shares of preferred stock, with the preferences, limitations and relative rights thereof as may be fixed from time to time by the Board of Directors. As of January 12, 2015, the Board of Directors has designated 950,000 shares of the preferred stock as 10.875% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Stock”).
As of January 2, 2015, 19,220,903 shares of common stock and 950,000 shares of Series A Preferred Stock were issued and outstanding. The common stock and the Series A Preferred Stock are listed on the NYSE MKT under the symbols “ADK” and “ADK.PRA,” respectively. Any common stock or preferred stock offered pursuant to this prospectus and the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.

Common Stock
Voting Rights. Holders of the common stock are entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. Except for the election of directors, which is determined by a plurality vote of the votes cast by the shares entitled to vote in the election, or as otherwise may be provided by applicable law or the rules of the NYSE MKT, a corporate action voted on by shareholders generally is approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of the common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights. Holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the then-outstanding shares of preferred stock.
Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the common stock are entitled to share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, our liabilities, subject to prior distribution rights of shares of the preferred stock, if any, then outstanding.
Preemptive Rights. Holders of the common stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities.
Preferred Stock
The Articles of Incorporation authorize the Board of Directors to issue from time to time up to 5,000,000 shares of preferred stock in one or more series with the preferences, limitations and relative rights thereof as may be fixed from time to time by the Board of Directors for each series before the issuance of any shares of that series. In addition, after the Board of Directors has established a series of preferred stock, the Board of Directors may increase or decrease the number of shares contained in the series, but not below the number of shares then issued, or eliminate the series where no shares have been issued.
The preferred stock may be used by the Board of Directors without further action by shareholders as an anti-takeover device. As of January 12, 2015, 950,000 shares of preferred stock were issued and outstanding, consisting entirely of Series A Preferred Stock. The applicable prospectus supplement will describe the terms of any preferred stock that may be offered, including the number of shares, dividend rate, dividend period, liquidation value, voting rights, conversion rights (if any), dividend and liquidation preferences, redemption terms and any other preferences, limitations and relative rights.
10.875% Series A Cumulative Redeemable Preferred Shares
Dividends. Holders of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share. Dividends on the Series A Preferred Stock accrue daily and are cumulative from, but excluding, the date of original issuance and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December.
Under certain conditions relating to our non-payment of dividends on the Series A Preferred Stock, or if the Series A Preferred Stock is no longer listed on the New York Stock Exchange, the NYSE MKT or The NASDAQ Global, Global Select or Capital Market or any comparable national securities exchange or securities market (each, a “national exchange”) for at least 180 consecutive days, the dividend rate on the Series A Preferred Stock will increase to 12.875% per annum (the “Penalty Rate”).

Penalties as a Result of Failure to Pay Dividends. If, at any time, there is a dividend default because cash dividends on the then-outstanding Series A Preferred Stock are accrued but not paid in full for any four consecutive or non-consecutive quarterly periods (a “Dividend Default”), then, until we have paid all accumulated and unpaid dividends on the shares of the Series A Preferred Stock in full: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate commencing on the first day after the missed fourth quarterly payment; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under “-Voting Rights.” Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters, the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless we again fail to pay a quarterly dividend during any future quarter.
Penalties as a Result of Failure to Maintain a Listing on a National Exchange. If we fail for 180 or more consecutive days to maintain a listing of the Series A Preferred Stock on a national exchange (a “Delisting Event”), then: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate on the 181st day; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under “-Voting Rights.” Such increased dividend rate and voting rights will continue for so long the Series A Preferred Stock is not listed on a national exchange.
Special Redemption Upon Change of Control. Following a “Change of Control” of us by a person or entity, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Control has occurred for cash, at the price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.
A “Change of Control” will be deemed to occur when the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Optional Redemption. We may not redeem the Series A Preferred Stock prior to December 1, 2017, except we are required to redeem the Series A Preferred Stock following a Change of Control. On and after December 1, 2017, we may redeem the Series A Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.
Ranking. The Series A Preferred Stock ranks: (i) senior to the common stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“junior shares”); (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“parity shares”); (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock) (“senior shares”); and (iv) junior to all our existing and future indebtedness.

Liquidation Preference. If we liquidate, dissolve or wind up our operations, then the holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payments are made to the holders of the common stock and any other junior shares, if any. The rights of the holders of the Series A Preferred Stock to receive the liquidation preference are subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.
Voting Rights. Holders of the Series A Preferred Stock generally do not have any voting rights, except as otherwise required by law. However, if a Dividend Default or Delisting Event occurs, then the holders of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on the Board of Directors until a “Correction Event,” as described in the Articles of Incorporation, occurs. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock will be required for us to authorize or issue any class or series of senior shares, to amend any provisions of the Articles of Incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions.
No Maturity. The Series A Preferred Stock does not have any stated maturity and is not subject to any sinking fund or mandatory redemption, except following a Change of Control. Accordingly, absent a Change of Control, the shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.
No Conversion. The Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any other securities or property.
Certain Provisions of the Articles of Incorporation, Bylaws and the GBCC
The Articles of Incorporation and Bylaws contain provisions that could make more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Classified Board of Directors. The Bylaws provide that the Board of Directors shall consist of not less than three and not more than 12 directors. The Articles of Incorporation and the Bylaws provide for a classified board of directors, divided into three classes, with each class consisting as nearly as possible of one-third of the total number of directors, and with the shareholders electing one class each year for a three-year term. Only the Board of Directors is permitted to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.
Shareholder Action Through Written Consent. The Bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.
Special Meetings. The Bylaws provide that special meetings of shareholders may only be called by: (i) the Board of Directors in accordance with the Bylaws; (ii) the Chairman of the Board of Directors; (iii) our Chief Executive Officer; or (iv) the holders of 25% of the votes entitled to be cast on any issue proposed to be considered at such special meeting.
Removal of Directors. The Articles of Incorporation and Bylaws provide that directors may be removed from the Board of Directors only for cause and then only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. The Articles of Incorporation and Bylaws provide that, for purposes of removing a director, “cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to us.
Authorized But Unissued Stock. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management.
Advance Notice Requirements for Shareholder Proposals. Section 2.15 of the Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board of Directors at an annual or special meeting of shareholders.
Notice Requirements for Director Nominations. Section 2.15(b) of the Bylaws provides that only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of the Bylaws.
Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nominee, including the information identified in Section 2.15(b) of the Bylaws; (iii) whether the nominee is, or has ever been at any time, a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of the Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended (the “Securities Act”); (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of ours.

In addition, the Nomination Notice shall set forth, as to the Person (as defined in Section 2.15(a) of the Bylaws) submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on our books (if they so appear); (iii) the class and number of our shares that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to our securities; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of our stock entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.
The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. We may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
Notice Requirements for Shareholder Proposals (Excluding Director Nominations). Section 2.15(a) of the Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described above) shall be submitted by a shareholder (a “Shareholder Proposal”) to the shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:

(i)
the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on our books (if they so appear);

(ii)
the class and number of our shares that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of the Bylaws;

(iv)
a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder

Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to our securities;

(vi)
a representation that the Proponent is a holder of record of our capital stock entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)
a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends, or is part of a group which intends, (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)
any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board of Directors reasonably determines is necessary or appropriate to enable it and the shareholders to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
Notice Deadlines. Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to our Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided, that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to our Secretary at our principal executive office not later than the close of business on: (i) the 90th day prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
Georgia “Fair Price” Statute. Sections 14-2-1110 through 14-2-1113 of the GBCC, or the Fair Price Statute, generally restrict a company from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless:

•	the transaction is unanimously approved by the continuing directors who must constitute at least three members of the Board of Directors at the time of such approval; or

•	the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Georgia “Business Combination” Statute. Sections 14-2-1131 through 14-2-1133 of the GBCC generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five years after the date on which such shareholder became an interested shareholder unless:

•	the transaction is approved by the Board of Directors of the company prior to the date the person became an interested shareholder;

•
the interested shareholder acquires at least 90% of the company’s voting  stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or

•
subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).

The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). We have elected to be covered by such statutes.
Stock Exchange Listing
The common stock and the Series A Preferred Stock are listed on the NYSE MKT under the symbols “ADK” and “ADK.PRA,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock and the Series A Preferred Stock is Continental Stock Transfer & Trust Company.
Limitation of Director Liability
The Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of us, provided that this limitation of liability does not apply to any liability:

•	for any transaction in which the individual appropriated a business opportunity of ours;

•	for any acts or omissions which involve intentional misconduct or a knowing violation of law;

•	under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or

•	for any transaction from which the individual derived an improper personal benefit.
Furthermore, the GBCC currently provides that we may not indemnify a director:

•
in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met certain standards of conduct under the GBCC; or

•	for any transaction from which the director derived an improper personal benefit.
However, in the event the GBCC is amended to authorize corporate action to provide directors greater rights to indemnification, then such rights will be expanded to the fullest extent permitted by the GBCC, as so amended. The Bylaws further provide that we will indemnify each of our directors or officers to the fullest extent authorized by the GBCC and may indemnify other persons as authorized by the GBCC.

DESCRIPTION OF DEBT SECURITIES
We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable. We may issue debt securities in one or more series.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee named in the indenture. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon us may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or we can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.
U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of US$2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.
DESCRIPTION OF WARRANTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer pursuant to this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We may issue warrants for the purchase of shares of the common stock, shares of the preferred stock or debt securities. We may issue warrants independently of, or together with, shares of the common stock, shares of the preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of the common stock, shares of the preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.
The following summary of material provisions of the warrant agreements and warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.
General
The applicable prospectus supplement will describe the terms of the warrants, including, as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.
Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of the common stock or the preferred stock will not have any rights of holders of shares of the common stock or the preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.
Exercise of Warrants
Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.
Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.
Amendments and Supplements to Warrant Agreements
We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.
DESCRIPTION OF RIGHTS
We may issue rights for the purchase of shares of the common stock, shares of the preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the terms of any rights we issue, including, as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Rights will be exercisable for U.S. dollars only and will be in registered form only.
DESCRIPTION OF UNITS
We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including, as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

SELLING SHAREHOLDERS
The “selling shareholders” are the persons or entities who may sell the shares of common stock registered under the registration statement of which this prospectus is a part. The selling shareholders may receive the shares of common stock upon exercise of warrants to purchase common stock held by them.  The following table provides the names of the selling shareholders, the number of shares of common stock beneficially owned by them, the maximum number of shares of common stock which may be offered and sold by them pursuant to this prospectus and the aggregate number of shares of common stock that will be owned by them after such offer and sale, assuming all such shares are sold (although the selling shareholders are not obligated to sell any such shares). Because the selling shareholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that they will offer pursuant to this prospectus or that they will own upon completion of the offering to which this prospectus relates.
The selling shareholders named below and their permitted transferees, pledgees or other successors may from time to time offer the shares of common stock offered by this prospectus:

			Shares of Common Stock Beneficially Owned After the Offering (1)(2)(3)
Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares Being Offered (1)	Number	Percent
William McBride, III(4)	210,000(5)	300,000(6)	210,000(5)	1.1%
Andy Wade	17,598	12,630(7)	4,968	*

*	Represents less than 1% of the issued and outstanding shares of common stock as of January 2, 2015.

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a selling shareholder is deemed to have beneficial ownership of any shares of common stock that such selling shareholder has the right to acquire within 60 days of January 2, 2015.

(2)
Based upon 19,220,903 shares of common stock outstanding as of January 2, 2015. For the purposes of computing the percentage of outstanding shares of common stock held by the selling shareholders named above, any shares which any selling shareholder has the right to acquire within 60 days of January 2, 2015, are deemed to be outstanding.

(3)	Assumes that all shares of common stock being offered and registered hereunder are sold, although the selling shareholders are not obligated to sell any such shares.

(4)
Mr. McBride is a member of the Board of Directors and our Chief Executive Officer and President. He may be deemed to be an “affiliate” of AdCare as such term is defined in Rule 405 of the Securities Act.

(5)	Represents shares of outstanding common stock.

(6)
Represents shares of common stock issuable upon exercise of a ten-year warrant with an exercise price of $4.49 per share. One-third of the shares underlying the warrant will vest on each of October 10, 2015, October 10, 2016 and October 10, 2017, with the vesting of the warrant accelerating upon termination of Mr. McBride's employment (other than a termination by AdCare for cause or by Mr. McBride without good reason). The warrant was issued to Mr. McBride as an inducement grant in connection with his employment as our Chief Executive Officer and President. A description of the employment agreement we have entered into with Mr. McBride is set forth in our Current Report on Form 8-K filed on October 17, 2014, which is incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference.”

(7)
Represents: (i) 3,157 shares of common stock issuable upon exercise of a warrant with an exercise price of $1.04 per share which expires on November 16, 2017; (ii) 3.157 shares of common stock issuable upon exercise of a warrant with an exercise price of $1.93 per share which expires on November 16, 2017; (iii) 3,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $2.57 per share which expires on November 16, 2017; and (iv) 3,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.43 per share which expires on November 16, 2017.

PLAN OF DISTRIBUTION
General
We or the selling shareholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors;

•	in block trades;

•	through agents;

•	through a combination of these methods; or

•	any other method permitted by applicable law.
If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.
The securities may be sold by us or the selling shareholders or the underwriters or dealers:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.
As applicable, we, the selling shareholders and the underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. To the extent required, we will set forth in a prospectus supplement the terms and offering of securities by us or the selling shareholders, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities, if any;

•	the purchase price of the securities being offered and the proceeds we or any selling shareholders will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.
We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. In connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus (and, to the extent required, the applicable prospectus supplement), including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling shareholders in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or the selling shareholders may be underwriters and, to the extent required, will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.
In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders (excluding Mr. McBride) may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales; provided, that the short sales are made after the registration statement is declared effective. The selling shareholders may also loan or pledge shares of common stock to broker-dealers in connection with bona fide margin accounts secured by the shares of common stock, which shares broker-dealers could in turn sell if the selling shareholders default in the performance of their respective secured obligations.
The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and, to the extent required, an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.
Underwriters, Agents and Dealers
If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We or the selling shareholders may sell the securities through agents from time to time. When we or the selling shareholders sell securities through agents, the prospectus supplement will, to the extent required, name any agent involved in the offer or sale of securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters, dealers and agents may contract for, or otherwise be entitled to, indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or the selling shareholders, on one hand, and the underwriters, dealers and agents, on the other hand.
We or the selling shareholders may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the selling shareholders or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. To the extent required, the prospectus supplement for any securities offered by us or the selling shareholders will identify any such underwriter, dealer or agent and describe any compensation received by them from us or the selling shareholders. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering of the shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
Stabilization Activities
In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us or the selling shareholders, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.
Direct Sales
We or the selling shareholders may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or the selling shareholders may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
At-the-Market Offerings
To the extent that we or the selling shareholders make sales through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders may do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us or the selling shareholders, on the one hand, and the underwriters or agents, on the other. If we or the selling shareholders engage in at-the-market sales pursuant to any such agreement, we or the selling shareholders will issue and sell, or re-sell, as the case may be, our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell securities on a daily basis in exchange transactions or otherwise as we or they agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we or the selling shareholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Trading Market and Listing of Securities
Any common stock and any Series A Preferred Stock sold or resold pursuant to a prospectus supplement will be listed on the NYSE MKT. The securities other than common stock and the Series A Preferred Stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of AdCare Health Systems, Inc. and its consolidated subsidiaries as of December 2013 and 2012, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and the registration statement, and upon authority of said firm as expert in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•
our Current Reports on Form 8-K filed with the SEC on January 21, 2014, February 14, 2014, March 7, 2014, March 14, 2014 (Item 8.01 only), May 21, 2014, June 3, 2014, June 11, 2014 (Item 8.01 only), July 23, 2014 (Item 1.01 and Item 2.03 only), July 29, 2014, August 12, 2014, August 14, 2014, September 9, 2014 (Item 8.01 only), September 15, 2014, September 19, 2014, September 24, 2014, September 30, 2014, October 17, 2014, December 8, 2014 (Item 8.01 only), December 22, 2014 and January 7, 2015;

•	our Amendment No. 1 to Current Report on form 8-K filed with the SEC on October 20, 2014; and

•
the description of the common stock in our registration statement on Form 8−A12B, filed with the SEC on November 7, 2006, including any subsequent amendment or report filed for updating such description, and in our Current Report on Form 8−K filed with the SEC on December 18, 2013.

We also incorporate by reference all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial filing of the registration statement relating to this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076, Attn: Sheryl A. Wolf, or by calling (678) 869-5116. The documents may also be accessed on our website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities. Information may also be obtained from us at AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076, Attn: Sheryl A. Wolf or by calling (678) 869-5116.
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement, under the Securities Act with respect to the securities being registered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.
We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information.

PART III
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14.    Other Expenses of Issuance and Distribution
The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses (except the SEC registration fee) are estimated to be as follows:

SEC registration fee................................................................................................................................	$11,764.58
Printing and duplicating expenses..........................................................................................................	(1)
Accounting fees and expenses................................................................................................................	(1)
Legal fees and expenses.........................................................................................................................	(1)
Listing fees.............................................................................................................................................	(1)
Transfer agent fees and expenses...........................................................................................................	(1)
Trustee fees and expenses......................................................................................................................	(1)
Miscellaneous........................................................................................................................................	(1)
Total................................................................................................................................................	$(1)

(1)    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.    Indemnification of Directors and Officers
The Articles of Incorporation and Bylaws limit the liability of our officers and directors to the extent currently permitted by the GBCC.
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.
The Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of our, provided that this limitation of liability does not apply to any liability: (i) for any transaction in which the individual appropriated a business opportunity of ours; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or (iv) for any transaction from which the individual derived an improper personal benefit. Furthermore, the Bylaws provide for mandatory advancement of expenses provided that a director or officer provides: (A) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Bylaws do not provide indemnification; and (B) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under the Bylaws or the GBCC.
ITEM 16.    Exhibits
The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about us, our business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.
See Index to Exhibits beginning on page E-1.

ITEM 17.    Undertakings
The undersigned registrants hereby undertake:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)     That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)     That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv)     any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(f)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)     The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(h)    The undersigned registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such act.
(i)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on January 12, 2015.

ADCARE HEALTH SYSTEMS, INC.

By: /s/ William McBride, III
William McBride, III
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William McBride, III and Sheryl A. Wolf, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David A. Tenwick	Director, Chairman	January 12, 2015
David A. Tenwick

/s/ William McBride, III	Director, President and	January 12, 2015
William McBride, III	Chief Executive Officer
(Principal Executive Officer)

/s/ Sheryl A. Wolf	Chief Accounting Officer	January 12, 2015
Sheryl A. Wolf	(Principal Financial and
Accounting Officer)

/s/ Christopher F. Brogdon	Director, Vice-Chairman	January 12, 2015
Christopher F. Brogdon

/s/ Michael J. Fox	Director	January 12, 2015
Michael J. Fox

/s/ Peter J. Hackett	Director	January 12, 2015
Peter J. Hackett

/s/ Brent Morrison	Director	January 12, 2015
Brent Morrison

/s/ Philip S. Radcliffe	Director	January 12, 2015
Philip S. Radcliffe

Index to Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1
Articles of Incorporation of the Registrant, filed with the Secretary of State of the State of Georgia on December 12, 2013 (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013).

4.2
Articles of Correction to Articles of Incorporation of the Registrant, filed with the Secretary of State of the State of Georgia on December 12, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 27, 2013).

4.3	Bylaws of AdCare Health Systems, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on December 27, 2013).
4.4	Amendment No. 1 to the Bylaws of the Registrant (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).
4.5	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2013).
4.6	Form of Articles of Amendment to the Articles of Incorporation with respect to any preferred stock to be issued.*
4.7	Form of Specimen Preferred Stock Certificate.*
4.8	Form of Indenture.
4.9	Form of Supplemental Indenture.*
4.10	Form of Debt Security.*
4.11	Form of Warrant Agreement (including form of Warrant Certificate).*
4.12	Form of Rights Agreement (including form of Rights Certificate).*
4.13	Form of Unit Agreement (including form of Unit Certificate).*
4.14
Executive Employment Agreement, dated October 10, 2014, between the Registrant and William McBride, III (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on October 17, 2014).

5.1	Opinion of Rogers & Hardin LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.**
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*	To be filed by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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